Exhibit 99.2

STRICTLY CONFIDENTIAL Company Introduction May 2022

Disclaimer

ProSomnus Sleep Technologies

This presentation is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination between Lakeshore Acquisition I Corp. ("Lakeshore") and ProSomnus Holdings Inc. ("ProSomnus"). The information contained herein does not purport to be all-inclusive and none of Lakeshore, ProSomnus or any of their prospective affiliates, or any of their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. It is not intended to form the basis of any investment decision or any other decision in respect of the business combination. You should not construe the contents of this presentation as investment, legal, business or tax advice. You should consult with your own counsel, financial advisor and tax advisor as to legal, business, financial, tax and related matters concerning the matters described herein.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Lakeshore intends to file a Registration Statement on Form S-4, including a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus with the SEC. Lakeshore's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about ProSomnus, Lakeshore, and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of Lakeshore as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: www.lakeshoreacquisition.com.

Participants in the Solicitation

Lakeshore and its directors and executive officers may be deemed participants in the solicitation of proxies from Lakeshore's shareholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Lakeshore will be included in the proxy statement/prospectus for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

ProSomnus and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Lakeshore in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

Forward-Looking Statements

Except for historical information contained herein, this presentation contains certain "forward-looking statements" within the meaning of the federal U.S. securities laws with respect to the proposed business combination between Lakeshore and ProSomnus, the benefits of the transaction, the amount of cash the transaction will provide ProSomnus, the anticipated timing of the transaction, the services and markets of ProSomnus, our expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as "anticipate," "believe," "expect," "may," "could," "will," "potential," "intend," "estimate," "should," "plan," "predict," or the negative or other variations of such statements, reflect our management's current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Lakeshore's securities; (ii) the risk that the transaction may not be completed by Lakeshore's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Lakeshore; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the business combination agreement by the stockholders of Lakeshore, the satisfaction of the minimum cash amount following any redemptions by Lakeshore's public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (vi) the effect of the announcement or pendency of the transaction on ProSomnus's business relationships, operating results and business generally; (vii) risks that the proposed transaction disrupts current plans and operations of ProSomnus; (viii) the outcome of any legal proceedings that may be instituted against ProSomnus or Lakeshore related to the business combination agreement or the proposed transaction; (ix) the ability to maintain the listing of Lakeshore's securities on a national securities exchange; (x) changes in the competitive industries in which ProSomnus operates, variations in operating performance across competitors, changes in laws and regulations affecting ProSomnus's business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xii) the risk of downturns in the market and ProSomnus's industry including, but not limited to, as a result of the COVID-19 pandemic; (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xiv) the inability to complete its convertible debt financing; (xv) the risk of potential future significant dilution to stockholders resulting from lender conversions under the convertible debt financing; and (xvi) risks and uncertainties related to ProSomnus's business, including, but not limited to, risks relating to the uncertainty of the projected financial information with respect to ProSomnus; risks related to ProSomnus's limited operating history, the roll-out of ProSomnus's business and the timing of expected business milestones; ProSomnus's ability to implement its business plan and scale its business, which includes the recruitment of healthcare professionals to prescribe and dentists to deliver ProSomnus oral devices; the understanding and adoption by dentists and other healthcare professionals of ProSomnus oral devices for mild-to-moderate OSA; expectations concerning the effectiveness of OSA treatment using ProSomnus oral devices and the potential for patient relapse after completion of treatment; the potential financial benefits to dentists and other healthcare professionals from treating patients with ProSomnus oral devices and using ProSomnus's monitoring tools; ProSomnus's potential profit margin from sales of ProSomnus oral devices; ProSomnus's ability to properly train dentists in the use of the ProSomnus oral devices and other services it offers in their dental practices; ProSomnus's ability to formulate, implement and modify as necessary effective sales, marketing, and strategic initiatives to drive revenue growth; ProSomnus's ability to expand internationally; the viability of ProSomnus's intellectual property and intellectual property created in the future; acceptance by the marketplace of the products and services that ProSomnus markets; government regulations and ProSomnus's ability to obtain applicable regulatory approvals and comply with government regulations, including under healthcare laws and the rules and regulations of the U.S. Food and Drug Administration; and the extent of patient reimbursement by medical insurance in the United States and internationally. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of proxy statement, when available, and other documents filed by Lakeshore from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and neither ProSomnus nor Lakeshore assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither Lakeshore nor ProSomnus gives any assurance that either Lakeshore or ProSomnus, or the combined company, will achieve its expectations.

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Disclaimer *(cont.)*

Use of Projections and Non-GAAP Measures

This presentation is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination between Lakeshore Acquisition I Corp. ("Lakeshore") and This presentation contains projected financial information with respect to ProSomnus, namely revenue, gross margin and EBITDA for ProSomnus's fiscal years ended December 31, 2022 through December 31, 2025. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved.

Neither the independent auditors of Lakeshore nor the independent auditors of ProSomnus, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. While ProSomnus, Lakeshore, and their respective financial advisors have reviewed such projections and believe them to be based on reasonable assumptions, projections are inherently unreliable and the review of such projections or their inclusion in this presentation or elsewhere is not a guarantee of ProSomnus's financial results. If the projections are not met, it could result in a complete loss of your investment. You should review the projections and underlying assumptions carefully and make your own independent determination of the likelihood of ProSomnus meeting such projections.

The financial information and data contained in this presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus to be filed by Lakeshore with the SEC. Some of the financial information and data contained in this presentation are not measures prepared in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA is a non-GAAP financial measure that ProSomnus defines as Operating Income plus depreciation and amortization. Lakeshore and ProSomnus believe this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to ProSomnus's financial condition and results of operations and an additional tool for investors to use in evaluating projected operating results and trends in and in comparing ProSomnus' financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. ProSomnus management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that is required by GAAP to be recorded in ProSomnus's financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income items are excluded or included in determining this non-GAAP financial measures. In order to compensate for these limitations, management presents this measure (EBITDA) with the most closely related GAAP result (net income). In addition, all ProSomnus historical financial information included herein is preliminary and subject to change pending finalization of the fiscal year 2020 and 2021 audits of ProSomnus in accordance with PCAOB auditing standards.

No Representations or Warranties

This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. No representation or warranty, express or implied, is or will be given by Lakeshore or ProSomnus or any of their respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto. Accordingly, none of Lakeshore or ProSomnus or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Lakeshore, ProSomnus, their respective affiliates, nor Lakeshore's or ProSomnus's or their affiliates' directors, officers, employees, members, partners, shareholders, or agents makes any representation or warranty with respect to the accuracy of such information.

No Offer or Solicitation

This presentation shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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STRICTLY CONFIDENTIAL 4 Large, growing, underserved disease with significant comorbidities Limitations of current therapies (CPAP) result in inadequate alleviation, and do not offer the remote physiologic monitoring data that physicians need to better manage the disease ProSomnus is a pioneer of precision Oral Appliance Therapy (“OAT”), a new category of devices associated with better outcomes and patient preference - Proven product effectiveness, business model, and ability to scale Launch of novel, continuous patient monitoring platform is expected to transform clinicians' ability to better manage the disease with critical, real - time physiologic data Proprietary, digital manufacturing platform enables clinically meaningful precision therapy advantages and quality for customized devices Key Messages ProSomnus precision devices are well - positioned to become the leading treatment for Obstructive Sleep Apnea (“OSA”), one of the few remaining underserved Med Tech markets x x x x x

ProSomnus is Changing the Way OSA is Treated

ProSomnus Sleep Technologies

ProSomnus is the first manufacturer of precision, mass-customized OAT devices

KEY ATTRIBUTES

- ✓ ProSomnus precision devices are individualized to match the patient's anatomy and treatment plan with precision (less than 0.5 millimeters variance to the prescription)
- ✓ Precision enables better effectiveness, fewer side effects and greater patient satisfaction
- ✓ Clinically-proven to be more effective with better adherence than other treatment alternatives[1]
- ✓ Platform for remote monitoring of key physiological and therapeutic metrics
- ✓ Reimbursed by private medical insurance and Medicare
- ✓ Scalable, digital manufacturing platform

Inc. 5000 2019 | Inc. 5000 2020 | Inc. 5000 2021 | CE | FDA | U.S. Army | USPTO



ProSomnus EVO

Most Prescribed OAT Device in the United States

PROSOMNUS TO DATE

150,000+
Patients Treated to Date

$14 Million
2021 Net Revenue

~70%
2021 Revenue Growth & 2021 – 2023E Revenue CAGR

LARGE, UNDERSERVED MARKET OPPORTUNITY

1+ Billion
Global OSA Sufferers[2]

70+ Million
North American OSA Sufferers[3]

7+ Million
North American CPAP Failures[4,5,6]

1. Effectiveness defined as efficacy times adherence
2. Benjafield AV et al. Estimation of the global prevalence and burden of obstructive sleep apnea: a literature-based analysis. Lancet Respir Med. 2019 Aug 7. cites that as of 2019 an estimated 936 million adults aged 30-69 have mild to moderate OSA, as such we estimate >1 billion global OSA sufferers
3. Assumes 32% prevalence of OSA (Benjafield et al. 2019 Aug 7), multiplied by North American adult population of approximately 230 million as provided by OECD
4. Diagnosis rate of 20%, cited in Harvard Medical School. THE PRICE OF FATIGUE. December, 2010, with assumed increase of approximately 400 basis points by 2020. ~80% CPAP modality prescription rate cited in same Harvard study
5. Represents North American market failures of ~50% cited in Catcheside PG. Predictors of continuous positive airway pressure adherence. F1000 Med Rep. 2010 Sep 23
6. Calculated as ~70mm sufferers (Benjafield et al. 2019 Aug 7) multiplied by estimated diagnosis rate of ~24% (20% citied in Harvard. December 2010), multiplied by the CPAP modality prescription rate of 80% (Harvard: December 2010), multiplied by the CPAP therapy failure rate of 50% (Catcheside PG. 2010 Sep 23)

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STRICTLY CONFIDENTIAL 6 CPAP Significant Disruption of OSA Market is Set to Occur Which would you choose? Low patient adherence Social stigma surrounding therapy Discomfort, confinement Occurrence of upper airway infection, dry - throat and nasal skin irritation Manual, time - intensive cleaning regiment required Costly with large out - of - pocket expenditures Respiratory flow data provides limited clinical utility x Clinically proven therapy x High patient adherence x None of the side effects of legacy OAT devices x Ease of use with minimal cleaning and device maintenance required x Minimal disruption to patient sleeping habits / routines x Cost - effective x Ability to provide continuous oxygen data which contains predictive medical value

STRICTLY CONFIDENTIAL 7 Initiatives Underway to Drive Potential Significant Growth North America Sales Force Expansion International Expansion Direct - to - Consumer Marketing and Clinician Education Launch of Novel Continuous Patient Monitoring Device Future Product Opportunities: Adjacent Medical Applications (COPD) Auto - Titrating Devices Expanded OSA Indications Adjacent Dental Indications (Aligners)

OSA is Highly Prevalent and Associated with Major Health Consequences

ProSomnus Sleep Technologies

WHAT IS SLEEP APNEA

- OSA is the recurrent collapse of the airway during sleep resulting in oxygen shortages and subconscious arousals
- OSA is associated with comorbidities and excessive daytime sleepiness
- CPAP, which forces air down the patient's throat, is the primary incumbent therapy
- OSA is underdiagnosed, yet diagnosis is getting easier due to increased awareness and technology
- Initiatives include public awareness and advanced in-home screening technology

COMORBIDITIES[1]

Untreated OSA is associated with a 4-5 fold increase in mortality[2]



Stroke
63%
Morbid Obesity
77%
Type 2 Diabetes
72%
Drug-Resistant Hypertension
83%
Congestive Heart Failure
76%
Angina / CAD
57%
Atrial Fibrillation
49%

NON-OBSTRUCTED AIRWAY



Open Airway
Tongue

OBSTRUCTED AIRWAY



Obstructed Airway
Tongue

1. Provided at fryedental.com/services-sleep-apnea, accessed 2021 Dec 21; copyright 2018 DREAMSLEEP, LLC, statistic sources available at dreamsleep.rest/resources
2. Young, Terry & Finn, Laurel & Peppard, Paul & Szklo-Coxe, Mariana & Austin, Diane & Nieto, F & Stubbs, Robin & Hla, Khin. (2008). Sleep Disordered Breathing and Mortality: Eighteen-Year Follow-up of the Wisconsin Sleep Cohort. Sleep. 31. 1071-8. 10.3410/f.1120845.580647

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Too Many People Globally Continue to Suffer from OSA

ProSomnus Sleep Technologies

We believe that ProSomnus is poised to disrupt the large and growing OSA market benefiting from the improving diagnosis rates, while presenting a preferred alternative to existing therapies

LARGE AND GROWING OPPORTUNITY

- ✓ Expected increase in diagnosis rates driven by physician and general population awareness of OSA with large undiagnosed population
- ✓ Significant number of patients who have failed CPAP in North America alone, with failure rate of ~50%[5]
- ✓ Increase in consumer-friendly therapies and devices such as those from Align, Dexcom and Inspire
- ✓ Major shift occurring towards at-home testing and remote monitoring, facilitating access to care

OSA DIAGNOSIS RATES ARE TRENDING HIGHER [3]



5%
20%
100%
2009
2019

*Significant **untapped opportunity** as rate of diagnosis continues to expand*

TOTAL ADDRESSABLE MARKET (POPULATION)



Global OSA Sufferers
>1bn[1]
North American OSA Sufferers
~74mm[2]
North American OSA Diagnoses
~18mm[3]
North American CPAP Users
~15mm[4]
Failed CPAP
~7mm[6]

1. Benjafield AV et al. Estimation of the global prevalence and burden of obstructive sleep apnoea: a literature-based analysis. Lancet Respir Med. 2019 Aug 7. Cites that as of 2019 an estimated 936 million adults aged 30-69 have mild to moderate OSA, as such we estimate >1 billion global OSA sufferers
2. Assumes 32% prevalence of OSA (Benjafield et al. 2019 Aug 7), multiplied by North American adult population of approximately 230 million as provided by OECD
3. Diagnosis rate of ~20%, cited in Harvard Medical School. THE PRICE OF FATIGUE. December, 2010, with assumed increase of approximately 400 basis points by 2020
4. Approximated using 18mm North American diagnoses and ~80% CPAP modality prescription rate (cited in Harvard Medical School. THE PRICE OF FATIGUE. December, 2010)
5. Represents North American market failures of ~50% cited in Catcheside PG. Predictors of continuous positive airway pressure adherence. F1000 Med Rep. 2010 Sep 23
6. Calculated as 18mm diagnosed North American sufferers multiplied by the CPAP modality prescription rate of ~80% (Harvard: December 2010), multiplied by the CPAP therapy failure rate of ~50% (Catcheside PG. 2010 Sep 23)

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Medical Insurance Reimbursement Economics are Attractive for all Stakeholders

ProSomnus Sleep Technologies

TYPICAL CARE PATHWAY



Sleep Physician
Therapy Providers
Evaluation
Diagnostic Sleep Study
On-Site or At Home
Selection of Treatment Modality
Surgery / Upper Airway Stimulation
CPAP
OAT
ENT
Respiratory Therapist
Dental Sleep Provider
Medical Insurance & Pre-Approval
Medical Insurance & Pre-Approval
Medical Insurance & Pre-Approval
Surgery & Calibration
CPAP Fitting & Titrating
OAT Fitting & Titration

TYPICAL REIMBURSEMENT PROCESS AND ECONOMICS

Step 1: Sleep Dentist Orders ProSomnus Device

- Sleep dentist prescribes ProSomnus oral appliance and places order for device

Step 2: ProSomnus Sells Device for ~$500-600

- ProSomnus receives order and manufactures device
- Average selling price of ~$500-600

Step 3: Sleep Dentist Is Reimbursed by Medical Insurance Provider

- Commercial Insurance in the US
  - Well-established commercial reimbursement for OAT, with ranges from $2,000 to $3,500[1]
- Medicare in the US
  - There is no published fee schedule but allowables tend to range from $1,250 to $1,800 based on geography[1]
- Reimbursement Outside of the US
  - Reimbursement varies by country
    - Fully reimbursed in many major countries: Germany, France, Netherlands, Belgium, UK and Sweden
    - Partially reimbursed or completely out of pocket in others

1. ProSomnus Management Estimates

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Effectiveness of Incumbent Therapies is Limited

ProSomnus has superior effectiveness over incumbent therapies



> "I've been looking for a solution for sleep apnea for over a decade now. I'm looking forward to not being tired during the day and having more energy. Because of ProSomnus, I feel like I have a new lease on life."
> **-Phil (Orange County, CA)**

EFFECTIVENESS = ADHERENCE * EFFICACY



ProSomnus Sleep Technologies (Mild/Moderate)[1]
85%
ProSomnus Sleep Technologies (All Severities)[1]
74%
CPAP[2]
50%
Upper Airway Stimulation[3]
48%
Legacy OAT[4]
45%

1. ProSomnus adherence: Stern, J. Efficacy and Effectiveness 2018 Jun; ProSomnus efficacy: Mosca et al. JCSM 2022; 18(3):911-919.
2. CPAP adherence and efficacy: Dieltjens M, et al. Oral Appliances in Obstructive Sleep Apnea 2019 Nov 8
3. Upper Airway Stimulation Adherence: Thaler et al. Results of the ADHERE UAS Registry. Laryngoscope (130) 2020. UAS Efficacy: Strollo, STAR Trial Group. Upper-airway stimulation for obstructive sleep apnea. N Engl J Med. 2014 Jan 9
4. Legacy OAT adherence: Dieltjens M, et al. Objectively Measured vs. Self-Reported Compliance 2013 Nov; Legacy OAT efficacy: Dieltjens M et al. Oral Appliances in OSA 2019 Nov

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STRICTLY CONFIDENTIAL 12 5.7 Hours 4.5 Hours 7.2 Hours Legacy OAT Upper Airway Stimulation CPAP ProSomnus We Believe That ProSomnus is the Only Therapy That Meets AASM Gold Standard for Adherence ProSomnus devices are biomechanically designed to address CPAP’s limitations on adherence, leading to a 61% better mean nightly use in clinical studies 4 ADHERENCE – HOURS WORN 100% Patient Satisfaction / Preference Leads to Strong Adherence 6 1. Stern, J. Efficacy and Effectiveness. Annual Meeting of the AADSM, 2018 Jun 2. Dieltjens M, Vanderveken O. Oral Appliances in Obstructive Sleep Apnea . Healthcare (Basel). 2019 Nov 8. Cites 56% compliance for CPAP users. Estimated hours worn based on assumed 8 - hour night. 3. Thaler et al. Results of the ADHERE UAS Registry. Laryngoscope (130) 2020 4. Dieltjens M, et al. Objectively Measured vs. Self - Reported Compliance 2013 Nov 5. Gold Standard defined as usage of the device for a minimum of 7 hours per night, based on AASM’s recommendation of 7 or more hou rs of sleep per night for adults 6. ProSomnus EVO IRB survey. AASM Scientific Abstract Presentation 2021. AASM “Gold Standard” 7 hours 5 N/A There is no objective data utilizing FDA cleared sensors to support adherence rates for Legacy OAT Experimental data suggests 6.4 hours 61% 1 2 3 4

ProSomnus Efficacy Comparable to CPAP for Mild and Moderate OSA

ProSomnus Sleep Technologies

Precision customized oral devices continue to outperform legacy oral devices while achieving rates consistent with CPAP

EFFICACY FOR MILD/MODERATE OSA


ProSomnus Sleep Technologies 1
94%
CPAP 2
90%
Upper Airway Stimulation
N/A
(Severe Only)
Legacy OAT 2
56%

Efficacy does not factor in adherence challenges associated with CPAP

DISEASE STATE BY SEVERITY[3]

ProSomnus Precision OAT a Leading Option for ~80% of Sufferers


Severe, 21%
Moderate, 21%
Mild, 58%

PROSOMNUS'S SEVERE INDICATION OPPORTUNITY

- ProSomnus has received FDA approval for a study protocol to investigate a severe OSA indication
  - Patient enrollment expected Q2 '22
- Retrospective cohort analysis demonstrates that ProSomnus can safely and effectively treat severe OSA
- Medical insurance guidelines already support treatment of severe OSA with ProSomnus

1. Mosca et al. JCSM 2022; 18(3):911-919.
2. Dieltjens M, Vanderveken O. Oral Appliances in Obstructive Sleep Apnea. Healthcare (Basel). 2019 Nov 8
3. Benjafield AV, et al. 2019 Aug 7, assumed even split between moderate and severe as provided by management

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In Summary, ProSomnus Delivers Outstanding Clinical Results and a Patient Preferred Experience

ProSomnus Sleep Technologies

ProSomnus delivers superior outcomes while limiting side effects and reducing costs

Prescription Drivers	Definition	CPAP	Legacy OAT: Arbitrary Jaw Thrust	Legacy OAT: Jaw Expansion	ProSomnus Precision OAT
Effectiveness	Nightly disease symptom resolution	◐	◐	◔	●
= Clinical Efficacy (Mild or Moderate OSA)	Disease symptom alleviation in lab, single night	●	◐	◔	●
× Adherence	Nightly adherence with treatment plan	◐	◕	◕	●
Absence of Side Effects	*Introduction of secondary, undesirable effects*	◐	◐	◐	●
Economical	*Up-front and ongoing cost to patient*	◐	◕	◔	●
Patient Preference	*A patient's likelihood to select therapy over others*	◐	◕	◔	●
Remote Patient Monitoring	*Reliable and valuable data for physicians*	◐	◔	○	●

Source: Management Estimates

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The ProSomnus Difference: Precision, Personalized Sleep Medicine Therapy

ProSomnus manufactures one of the only devices to meet AADSM standards

THE ONLY PRECISION SLEEP MEDICINE DEVICE

Patented Technologies



Titration Mechanism: Iterative
Titration Mechanism: 90 Degree
Precision Prescription Transfer
Engineered Materials
Biomechanics: Personalization
Biomechanics: True Anatomy

Guidelines Establish ≤ 1 millimeter as Definition for Precision

PRECISION PRESCRIPTION TRANSFER

Prescription Transfer Error (in millimeters)[1]



Legacy OAT
3.7
ProSomnus Sleep Technologies
0.3

Efficacy Loss % as a Function of Prescription Transfer Error[2]



Legacy OAT
37%
ProSomnus Sleep Technologies
3%

OTHER ADVANTAGES OF PROSOMNUS

- ✓ Iterative titration, no metal
- ✓ ~30% smaller overall profile[3]
- ✓ ~4.5x larger area for tongue space[3]
- ✓ ~8.5x more hygienic based on 10-day color-difference test[4]
- ✓ No clinically or statistically significant tooth movement[5]
- ✓ Only Medical Grade Class VI certified material
- ✓ Lower profile

1. Hu, J. et al. Abstract presented at 2020 AADSM meeting
2. Implication of Kato, 2000, applied to prescription transfer error and difference in lingual space
3. Hu, J. et al. Abstract presented at 2021 AADSM meeting and Company data; in comparison to legacy OAT
4. Gelb, M. Say No to Bio-Gunk. Dental Sleep Insider. 2018; in comparison to legacy OAT
5. Vranjes N, Santucci G, Schulze K, Kuhns D, Khai A. Assessment of potential tooth movement and bite changes with a hard- acrylic sleep appliance: A 2-year clinical study. J Dent Sleep Med. 2019

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Proprietary, Digital Manufacturing Capabilities Enable ProSomnus's Precision Performance Advantages

Tailored in-house manufacturing processes and patented, proprietary technologies enable better therapeutic response to ProSomnus's products

Digital Prescription	*A.I. Device Design*	*Advanced Materials*	*Robotic Milling*	*Precision Medical Devices*
			K4	

Utility patents cover unique product features, methods and processes, with 8 granted and 15 pending

ALGORITHM-DRIVEN MASS CUSTOMIZATION

- Highly automated manufacturing process with narrow AI and robotic-driven milling, proprietary algorithm-driven design and finishing
  - Computer Aided Design
  - Computer Assisted Manufacturing
  - Final Quality Control

BIOMECHANICALLY SUPERIOR DEVICES

- ProSomnus devices offer patented biomechanically superior features
  - Enhanced Dual 90° Optipost
  - Anatomical Splint Design
  - Anterior Opening

COMFORTABLE AND ITERATIVE TECHNOLOGY

- Preferred treatment option due to patient comfort and customizability
- Titration technology allows for more accurate prescription delivery and higher effectiveness

16

STRICTLY CONFIDENTIAL

ProSomnus Next Gen Device with Continuous Physiologic Monitoring Poised to Change Sleep Medicine

ProSomnus SLEEP TECHNOLOGIES

Patent pending, FDA cleared, soft launch expected in Q4 2022

RPM Prototype Device and Patient Mobile App


ProSomnus
SLEEP TECHNOLOGIES

- Device with embedded sensor enables continuous remote monitoring of medically necessary physiologic metrics
  - Adherence, oxygen, heart rate, pulse rate, and more
- Data transferred from device to cloud via smartphone app
- Cloud based system allows health care providers to download reports on-demand
- System enables recurring revenue streams for ProSomnus and healthcare provider
  - Remote patient monitoring codes (99454, 99091, E0486, 99453, 99457)


My Report
December 1, 2021
AHI
3.2 AHI
Normal
Total Sleep Apnea Occurrences
39 times
Heart Rate
97 BPM
High
Heartbeat Rate Variability
Beta
46 ms
Blood Oxygen
94 %
Normal
76 %
Lowest
Movement During Sleep
12 times
Sleep
Report
Mine

17
STRICTLY CONFIDENTIAL

Sales & Marketing to Jointly Drive Growth

ProSomnus's efficient commercial infrastructure has significant room for growth and scale in sales coverage while driving patient and provider awareness through marketing initiatives

DIRECT SALES INITIATIVE

Sales Objective:

- Educate & Engage
- 2 Call Points: Physicians & Dental Providers
  - Build a bi-directional referral relationship
- Shift prescriptions from CPAP to ProSomnus



Forecasted YE Global Direct Sales Rep Count
8
16 - 21
30 - 35
45 - 55
80 - 90
2021A
2022E
2023E
2024E
2025E
Average Global Sales Rep Productivity ($ millions)
$1.8
$1.6
$1.4
$1.4
$1.5

Conservatively assumes lower average productivity as ProSomnus builds its global sales force

MARKETING AND BRANDING "PUSH/PULL" INITIATIVE

Push

ProSomnus to Dentists and Sleep Physicians

- Targeted clinical education to prove effectiveness
- Leverage industry insiders to raise ProSomnus's profile with key clinical audiences
- Intended audiences:
  - Power prescribers in North America and worldwide
  - Expand as more physicians practice sleep medicine

Pull

Patients to Dentists and Sleep Physicians

- Brand of choice for OSA treatment and increase traffic to providers
- Intended audiences:
  - People who have undiagnosed OSA, or hesitate using CPAP
  - People with OSA who have failed CPAP
  - CPAP users interested in a more patient friendly alternative
- Primary initiatives include:
  - Digital marketing, traditional media advertising and strategic brand positioning

18

STRICTLY CONFIDENTIAL

STRICTLY CONFIDENTIAL 19 Growing Library of Evidence Indicating ProSomnus’s Performance EFFECTS Study 2 Effective front - line therapy for Mild/Moderate patients or Severe who refuse CPAP June 2021 SLEEP Journal, Vol. 44 Abstract #434 3 Precision oral appliance is capable of successfully treating patients with all levels of severity 2021 Annual Meeting SLEEP Journal, Vol. 44 Abstract #440 4 Patients preferred ProSomnus EVO over CPAP and all other devices similarly designed 2021 Annual Meeting Journal of Dental Sleep Medicine Abstract #004 5 Patients of ProSomnus devices are likely to experience fewer side effects that could result in discontinuation of treatment 2021 Virtual Annual Meeting 1. Kent Smith, et al. Efficacy of a Novel Precision Iterative Device and Material. World Sleep Conference. March 2022. 2. Stern J. Efficacy and Effectiveness of the ProSomnus ® [IA] Sleep Device for the Treatment of Obstructive Sleep Apnea: EFFECTS Study. Cureus . June 2021. 3. Sall E. Precision Oral Appliance Therapy: The Primetime Treatment for OSA. SLEEP Journal. Vol. 44, Abstract Supplement, 2021. Abst ra ct #434. Page A 172. 4. Elliott E, Ehtessabian J, Murphy M, Rein J, Seltzer N, Schwartz D, Shah S, Smith K. A Multi - Center Preference study of a Novel Oral Appliance Design and Material for Better Provider, Physician, Patient and Payer Acceptance. SLEEP Journal. Vol. 44, Abstract Supplement , 2 021. Abstract #440. Page A 174. 5. Murphy M, Munro K. Device Design’s Impact on Dose in Oral Appliance Therapy. Journal of Dental Sleep Medicine. Vol. 8, No. 3 202 1. Abstract #004. 6. Sall E. Minimization of Titration Protrusion for the Efficient Treatment of OSA. Journal of Dental Sleep Medicine. Vol. 7, No.2 20 20 . Abstract #015. 7. Kalha A. et al. Comparative assessment of changes in pharyngeal airway space in cases of obstructive sleep apnoea with a customized mandibular repositioning appliance - a clinical study. Sleep Science. 2020; Ahead of Print. 8. Vranjes N. et al. Assessment of Potential Tooth Movement and Bite Changes With a Hard - Acrylic Sleep Appliance: A 2 - Year Clinical Study. Journal of Clinical Sleep Medicine. Vol. 6, No. 2 2019. 9. Remmers J. et al. A Feedback - Controlled Mandibular Positioner Identifies Individuals With SleepApnea Who Will Respond to Oral Appliance Therapy. Journal of Clinical Sleep Medicine. Vol. 13, No. 7 2017. 10. Charkhandeh S. et al. A Fully Digital Workflow and Device Manufacturing for Mandibular Repositioning Devices for the Treatment of Obstruc ti ve Sleep Apnea: A Feasibility Study. Journal of Dental Sleep Medicine. Vol 4, No. 4 2017. Journal of Dental Sleep Medicine 8 Patients were highly satisfied and devices had little effect on tooth movement and bite changes 2 Year Clinical Study 2019 Journal of Dental Sleep Medicine 10 It is feasible with predictable outcomes, and patients prefer devices from a fully digital workflow Feasibility Study 2017 Sleep Science Study 7 Patients reported reduced daytime sleepiness, reduced snoring and improvements in sleep indicating validity in the oral appliance November 2020 Journal of Dental Sleep Medicine Abstract #015 6 ~82% of patients, on average, can be treated within 2 millimeters of the initial bite position assuming the standard of care protocol 2020 Annual Meeting Journal of Clinical Sleep Medicine 9 In - home feedback - controlled mandibular positioning test able to identify sufferers who will respond to OAT and provides efficacious position 2017 Annual Meeting World Sleep Congress 1 Precision milled iterative device and material combination appear to yield significantly better results to previously demonstrated data March 2022 Note: Tagline below study reflects key takeaways

Medical Affairs: Active Studies

ProSomnus continues to invest in clinical support and professional education, far exceeding previous clinical data for legacy OAT

Study	Objective	Design	Status	Expected Next Steps
Front Line OSA Therapy (FLOSAT Study)	Compare the efficacy of ProSomnus with CPAP as frontline therapy	Prospective, controlled, cross over trial	40/121 patients enrolled	Preliminary data available in Q4 '22
Severe OSA Indication (SOS Study)	Secure FDA severe OSA indication for use by demonstrating safety and effectiveness	Prospective, controlled, single arm, multi-center, trial	FDA-approved study design Q1 '22	Enroll patients by end of Q2 '22
Harvard Brigham's Hypoxic Burden Study	Does ProSomnus reduce hypoxic burden for patients with OSA, which is predictive of cardiovascular events?	Prospective, controlled, single arm trial	28/28 enrolled; 8/28 at 1-year follow up	Preliminary results show clinically significant improvements in hypoxic burden

Other Studies:

- Dose study, Mt. Sinai Hospital
- 5 scientific abstracts accepted for publication at World Sleep Congress
- 5 scientific abstracts accepted for publication at AADSM Meeting
- 4 scientific abstracts accepted for publication at AASM Meeting

20

STRICTLY CONFIDENTIAL

Exceptional Management Team with Deep Medical and Dental Device Expertise

ProSomnus's management team has experience disrupting industries with breakthrough innovations

- Founding member of ProSomnus
- Previously was the President of MicroDental Laboratories
- Prior to MicroDental, spent 10 years at 3M Company and Stryker Corporation, with a focus in Dental and Orthodontics

Len Liptak, MBA
Chief Executive Officer



- Chairwoman and founding member of ProSomnus
- Managing Director at HealthpointCapital since 2004
- Formerly served as a director at BioHorizons and MicroDental Laboratories

Laing Rikkers
Chairwoman



- Founding member of ProSomnus
- Previously was the Engineering Director of MicroDental Laboratories
- Prior to MicroDental, worked for 3M Company for over 7 years with a focus in Dental and Orthodontics

Sung Kim
Chief Technology Officer



- Joined ProSomnus in June 2017
- Prior to joining ProSomnus, was the VP of Finance at AMP Printing and The National Food Laboratory
- Previously was the VP of Finance and Accounting at MicroDental

Mindy Hungerman, CPA
Chief Financial Officer



- Prior to joining ProSomnus, was Director of Clinical Education for MicroDental Laboratories
- Prior to MicroDental, worked for San Francisco Bay Area Graphic Design firms in Project Management

Heather Whalen
VP of Marketing Communications



- Has 40 years of sales experience and executive leadership in the medical and dental industry
- Previously was responsible for sales and management in both North and Latin America for Nobel Biocare

Jerry Vogel
VP of Sales, North America



- Previously area and regional sales manager for ProSomnus
- Prior experience as strategic account manager at Panthera Dental

Greg Vogel
Associate VP, International Business



- Diplomate of the American Board of Dental Sleep Medicine
- Serves on the Adjunct Faculty at the University of Detroit Mercy and oversees the Practice and Financial Management Curriculum at the Pankey Institute

Mark Murphy, DDS, FAGD
Lead Clinical Facility



- Recognized physiologist, physician, pioneer & innovator in sleep medicine
- Clinical professor at the University of Calgary with an active sleep practice at the Foothills Medical Centre

John Remmers, MD
Medical Director



- Board certified in Otolaryngology and Sleep Medicine
- Operates one of the premier and busiest Sleep Medicine practices in North America

Ed Sall, MD, DDS, MBA
Medical Director



21
STRICTLY CONFIDENTIAL

Significant Growth Potential and Attractive Financial Prospects

CAGR

NET REVENUE (2020A – 2023E)


($ in millions)
~70%
$8
$14
$20-21
$38-40
2020A
2021A
2022E
2023E
Growth Rate
70%
~45%
~90%

KEY REVENUE DRIVERS

- **North America direct sales rep expansion** from 8 in 2021 to >20 in 2023
- **Expansion into international markets**, and hiring of direct sales reps in Europe
- **DTC advertising** to drive patient awareness and clinician education to ProSomnus Oral appliance benefits
- Additional revenue stream associated with **Remote Patient Monitoring** capabilities in pipeline product (expected soft launch in Q4 '22)

GROSS MARGIN (2020A – 2023E)


($ in millions)
~400 basis point impact due to supply chain disruptions
Q1 '22 Gross Margin
~58%
50%
52%
~59%
~65%
2020A
2021A
2022E
2023E
Adj. EBITDA Margin
(25%)
~(15%)
~(5%)
Unlevered Free Cash Flow[1]
($3)
~($6)
~($6)

KEY GROSS MARGIN DRIVERS

- **Product mix shifting** to higher margin EVO and RPM related revenue
- **Software upgrades, automation and process improvement initiatives** are aimed at lowering direct material and direct labor costs
- **Transition of manufacturing to a lower cost jurisdiction** expected to provide significant margin improvement related to direct labor
- **Purchasing scale and volume discounts** anticipated to lower direct material costs
- **Economies of scale** expected to drive lower overhead as a % of revenue

Note: ProSomnus previously disclosed to certain parties certain financial prospects for calendar years ending 2024 and 2025. These financial prospects included 2024 and 2025 revenue of $70-74M and $120-125M, respectively; 2024 and 2025 gross margin of ~68% and ~70%, respectively; 2024 and 2025 Adj. EBITDA margin of ~3% and ~14%, respectively; and 2024 and 2025 unlevered free cash flow of ~($5M) and $5M, respectively. ProSomnus is no longer issuing guidance for its financial prospects in 2024 and 2025.

1. Unlevered Free Cash Flow defined as Cash Flow from Operations (unlevered) less Cash Flow from Investing less Equipment Lease Financing. Does not include transaction costs.

22

STRICTLY CONFIDENTIAL

Transaction Summary[(1)(2)]

OVERVIEW

- ProSomnus is being acquired by Lakeshore Acquisition I ("LAAA"), a publicly listed special purpose acquisition company with $55M cash in trust
- Consideration for ProSomnus includes 11.2M shares of LAAA common stock
  - ProSomnus shareholders are eligible to receive 3M additional common shares (the "earn-out shares") of the combined company across 3 different tranches if the stock trades at or above $12.50, $15.00 and $17.50
- LAAA has signed a term sheet whereby $15M of Senior Secured Convertible Notes and $15M of non-binding Junior Secured Convertible Notes are expected to fund into LAAA at close of merger[(3)]
- Pro forma market cap of $199M and enterprise value of $168M
- Pro forma net cash of $64M after estimated fees and expenses



6%
2%
5%
32%
56%

PRO FORMA OWNERSHIP

Existing ProSomnus Shareholders	56%
Existing Lakeshore Shareholders[(4)]	32%
Lakeshore Sponsor	6%
Fees & Expenses *(in stock)*	5%
Lenders[(5)]	2%
Total Uses	100%

PRO FORMA VALUATION SUMMARY

in millions (except per share data)

Shares Outstanding	19.9
Assumed Price Per Share	$10.00
Market Capitalization	$199
Plus: Debt	$34
Less: Cash	$65
Enterprise Value	$168
EV / 2022E Revenue[(6)]	8.2x
EV / 2023E Revenue[(6)]	4.3x

SOURCES

Cash Remaining in Lakeshore Trust	$55
ProSomnus Equity Roll	$112
Convertible Debt Proceeds	$30
Total Sources	$196

USES

ProSomnus Equity Roll	$112
Debt Paydown	$13
Fees & Expenses *(Estimated)*	$7
Cash to Balance Sheet	$64
Total Uses	$196

1. Excludes 4.1M public warrants and 0.2M sponsor warrants at an $11.50 strike price as well as the impact of any potential earn-out shares
2. Assumes no redemptions from LAAA trust
3. Funding is subject to signing the definitive convertible debt agreements
4. Includes up to 810k Additional Shares, comprised of up to 410k Sponsor promote shares, to be matched by up to 410k of newly issued Company shares to incentivize non-redeemers or equity PIPE investors
5. Select lenders will receive up to 300k additional shares, subject to signing the definitive convertible debt agreements; does not reflect potential future issuances of shares upon conversion of convertible debt, which could be substantially dilutive
6. Assumes midpoint of revenue range

23

STRICTLY CONFIDENTIAL

STRICTLY CONFIDENTIAL 24 Select Public Comparables Source: Company filings, Wall Street Research and Capital IQ estimates as of May 6, 2022 1. 2023E Growth Adjusted Revenue Multiple calculated as EV / 2023E Revenue divided by 2021E – 2023E Revenue CAGR EV / ’23E Revenue Multiple ’21E – ’23E Revenue CAGR Growth Adj. ’23E Revenue Multiple 1 OSA Leaders 10.2 x 39% 0.26 x 7.2 x 10% 0.74 x Disruptive Consumer Devices (Median) 4.2 x 20% 0.23 x Disruptive Med Tech (Median) 6.5 x 34% 0.17 x 4.3 x 67% 0.06 x ProSomnus is appropriately priced relative to comps and on a growth adjusted basis

An Opportunity to Transform the OSA Market

1. OSA is a Massive, Rapidly Growing and Underserved Market
2. ProSomnus Precision OAT Devices Deliver a Patient-Preferred, Clinically Proven and More Economical Treatment
3. Patented, Innovative Technologies & Digital Capabilities Create More Effective & Preferred Outcomes
4. Efficient Commercial Model Focused on Sleep Dentists as Therapy Providers
5. Multiple Expected Upcoming Catalysts to Drive Market Conversion Including Remote Patient Monitoring
6. Attractive Growth Trajectory and Financial Profile
7. Experienced Team to Lead ProSomnus Through Next Stage of Growth

25

STRICTLY CONFIDENTIAL

STRICTLY CONFIDENTIAL Appendix “The precision engineering used in fabricating ProSomnus Medical Devices is second to none . They make me a better sleep dentist.” - B. Kent Smith, DDS, D.ABDSM, D.ASBA

STRICTLY CONFIDENTIAL 27 Forces Air Down Throat Positions Jaw Forward Arbitrary Jaw Thrust Surgical Implant Stimulates Tongue Mild, Moderate & Severe Mild & Moderate Moderate & Severe (Failed CPAP) Low adherence rates (<50% at 6 months) Expensive Discomfort Mask leakage Social stigma Limited portability Bulky, uncomfortable Unhygienic / color change Lack of durability / reliability / predictability Largely manual titration (limits efficacy and increases cost) Relatively unproven Invasive / surgery Required Expensive Reimbursement complexities Only applicable to a subset of moderate / severe patients who are unable to use CPAP Upper Airway Stimulation CPAP Current Treatment Options Deliver Low Levels of Disease Alleviation and are Costly Mechanism of Action OSA Indications Note: Diagnosing physician for each treatment modality is a Sleep Physician Legacy OAT Incumbent Therapy Limitations

ProSomnus Products Outperform the Competition

We believe that ProSomnus is the only OSA treatment solution that has scientifically demonstrated both American Academy of Sleep Medicine ("AASM") and American Academy of Dental Sleep Medicine's ("AADSM") definitions of an effective OAT[1]

EFFECTIVENESS

- Effectiveness is a key driver of treatment selection for physicians and patients
- The effectiveness advantage of ProSomnus devices is a function of:
  - Significantly better adherence rates
  - Strong efficacy rates

PATIENT PREFERENCE

- Patients are satisfied when their symptoms are alleviated
- Patients have been shown to strongly favor ProSomnus devices over alternatives
- ProSomnus patient satisfaction advantage is driven by comfort, effectiveness and human factors

HEALTHCARE ECONOMICS

- The cost of therapy is an important consideration for payors and healthcare providers
- ProSomnus's cost advantages are driven by low initial cost and few remake issues
- Digital process enables ProSomnus to produce a new device more cost effectively than competitors

SIDE EFFECTS

- Side effects are defined as events that result in the discontinuation of therapy, which lead to a reduction in adherence and ultimately effectiveness
- ProSomnus devices have been engineered, based on specific design inputs, to mitigate side effects (short- and long-term)

Superior Effectiveness[2,3,4,5]



ProSomnus (Mild/Moderate)
85%
ProSomnus (All Severities)
74%
CPAP
50%
Upper Airway Stimulation
48%
Legacy OAT
45%

Superior Patient Satisfaction[6]



Prefer ProSomnus over my CPAP
100%
Wear my ProSomnus more than I wear my CPAP
100%
Find my ProSomnus device easier to clean than CPAP
100%
Prefer ProSomnus over my previous (legacy) OAT
100%

Lower Cost Per Day than Alternative Therapy Devices[7,8,9]



ProSomnus OAT
$1.30
CPAP
$2.99
Legacy OAT
$3.23
Neurostimulation
$41.10

Less Discontinuation of Treatment Due to Side Effects[10,11,12]



ProSomnus OAT
0%
Neurostimulation
3%
Legacy OAT
5%
CPAP
8%

1. Mogell, K. et al. Definition of an Effective Oral Appliance for the Treatment of Obstructive Sleep Apnea and Snoring. JDSM 6.3. 2019. Ramar, K et al. Clinical Practice Guideline for the Treatment of OSA. JCSM 11.7. 2015
2. ProSomnus adherence: Stern, J. Efficacy and Effectiveness 2018 Jun; ProSomnus efficacy: Mosca et al. JCSM 2022; 18(3):911-919.
3. CPAP adherence and efficacy: Dieltjens M, et al. Oral Appliances in Obstructive Sleep Apnea 2019 Nov 8
4. Upper Airway Stimulation Adherence: Thaler et al. Results of the ADHERE UAS Registry. Laryngoscope (130) 2020. UAS Efficacy: Strollo, STAR Trial Group. Upper-airway stimulation for obstructive sleep apnea. N Engl J Med. 2014 Jan 9
5. Legacy OAT adherence: Dieltjens M, et al. Objectively Measured vs. Self-Reported Compliance 2013 Nov; Legacy OAT efficacy: Dieltjens M et al. Oral Appliances in OSA 2019 Nov
6. ProSomnus EVO IRB survey. AASM Scientific Abstract Presentation 2021.
7. 2021 AADSM abstract
8. Legacy OAT and neurostimulation cost per day based on internal management analyses
9. Measures cost of therapy as the quotient of the reimbursement cost and the warranty period for the device
10. ProSomnus Quality Management System Data, 2020
11. Bestourous, Adverse events associated with the Inspire. Am J Otolaryngol. 2020 Jun 25
12. Ramar K, et al. Clinical practice guideline for the treatment of OSA. Journal of Dental Sleep Medicine 2015

28

STRICTLY CONFIDENTIAL

Low Adherence Limits Effectiveness of CPAP Therapy

ProSomnus Sleep Technologies

CPAP is the current leading therapy for OSA, but inherent design flaws and patient-experience drawbacks mean adherence (hours worn) has barely changed in 20 years

CPAP MANUFACTURERS

ResMed



PHILIPS RESPIRONICS



Fisher & Paykel HEALTHCARE



REASONS FOR CPAP NON-ADHERENCE

- ✕ Mask discomfort
- ✕ Mask leakage
- ✕ Claustrophobia
- ✕ Pressure intolerance
- ✕ Skin irritation
- ✕ Noise from bedside pump
- ✕ Nasal congestion
- ✕ Nosebleeds
- ✕ Nasal drying
- ✕ Inconvenience of device / consumables maintenance
- ✕ Lack of intimacy, partner disturbance, social issues
- ✕ Limited portability

CPAP ADHERENCE – HOURS WORN[1,2,3]

- ***Despite significant investment and innovation, CPAP adherence has barely changed in 20 years***
- ***ProSomnus devices demonstrated 60.7%[4] better mean nightly use in clinical studies***



7.2 Hours
60.7%
4.5 Hours
3.9 Hours
CPAP: 1999
CPAP: 2019
ProSomnus

1. Rotenberg BW, Murariu D, Pang KP. Trends in CPAP adherence over twenty years of data collection: a flattened curve. J Otolaryngol Head Neck Surg. 2016 Aug 19
2. Dieltjens M, Vanderveken O. Oral Appliances in Obstructive Sleep Apnea. Healthcare (Basel). 2019 Nov 8
3. Stern, J. Efficacy and Effectiveness. Annual Meeting of the AADSM, 2018 Jun
4. Calculated as % increase from 4.5 hours to 7.2 hours

29

STRICTLY CONFIDENTIAL

STRICTLY CONFIDENTIAL 30 Competitor #2 ProSomnus is NOT Like Other OATs ProSomnus device technology addresses the limitations of legacy OATs and results in superior performance DATA SUPPORTS PROSOMNUS HAS A SUPERIOR PRODUCT 1 NORTH AMERICAN REVENUE GROWTH VS. OAT COMPETITOR 1. Ramar K, Dort LC, Katz SG, Lettieri CJ, Harrod CG, Thomas SM, Chervin RD. Clinical practice guideline for the treatment of ob str uctive sleep apnea and snoring with oral appliance therapy: an update for 2015. Journal of Dental Sleep Medicine 2015;2(3):71 – 125. ProSomnus meta - analysis based upon 7 studies published in peer reviewed medical journals, last updated July 2021. 2. Represents ProSomnus North America prescriber sales growth 3. Represents Competitor #2 North America segment revenue growth; graph represents revenue growth on a calendar year basis % AHI Improvement Total Sample Size ProSomnus has +1,800bps Better Mean AHI Improvement x Comfortable and easy - to - use x Clinically superior due to precision, titration and customizability x Minimal side effects, staining or bio - gunk x More economical and durable, with single low cost payment every 3 to 5 years x Significantly faster patient journey time and product manufacturing turnaround x Digital AI - driven manufacturing ProSomnus Addresses Key Issues With Legacy OATs ProSomnus EVO is the #1 U.S. Prescribed OAT 3 2 ~40% 1% 2017A – 2021A CAGR 2020A – 2021A Growth Competitor #1 Style Competitor #2 Style ProSomnus Legacy Medicare Devices Competitor #3 Style 45% 50% 55% 60% 65% 70% 0 100 200 300 400 500 600 700 67% 19%

Why are Patients More Adherent With ProSomnus Devices?

ProSomnus Sleep Technologies

Smaller & More Comfortable

ProSomnus devices allow for significantly more room for the tongue, rather than pushing the tongue back like Legacy OAT[1]

Comparison of Tongue Space in Mouth with Device[2]


ProSomnus Sleep Technologies
Legacy OAT
Tongue Space Remaining After ProSomnus Device Insertion (10.3mm)
Tongue Space Remaining After Legacy OAT Device Insertion (1.7mm)
Maximum Spacing within Mouth (~12mm)
Maximum Spacing within Mouth (~12mm)

- ✓ ~30% smaller overall profile than Legacy OAT
- ✓ ~4.5x larger area for tongue space
- ✓ ~3mm lateral freedom of movement

- ✗ Airway space clogged by design and manufacturing limitation
- ✗ Bulky material
- ✗ Limited lateral freedom of movement

More Hygienic

Less porosity equals less bio-gunk for ProSomnus[3]

Color-Difference Test Results: 10-Day Mustard Staining


27.3
7.5
3.2
ProSomnus
CPAP Mask
Legacy OAT

Fewer Side Effects

No clinically or statistically significant tooth movement or bite changes for ProSomnus[4]

Comparison of Dental Side Effects from OAT[4]


(in millimeters)
0.0
0.8
0.0
0.5
0.0
1.6
0.0
0.7
Change in Lower Incisors
Change in Upper Incisors
Change in Overjet
Change in Overbite
ProSomnus
Legacy OAT

1. Murphy, M. Abstract presented at 2021 AADSM meeting
2. Hu, J. et al. Abstract presented at 2021 AADSM meeting and Company data; mm denotes millimeters
3. Gelb, M. Say No to Bio-Gunk. Dental Sleep Insider. 2018
4. Vranjes N, Santucci G, Schulze K, Kuhns D, Khai A. Assessment of potential tooth movement and bite changes with a hard- acrylic sleep appliance: A 2-year clinical study. J Dent Sleep Med. 2019

31

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Why is ProSomnus More Efficacious Than Legacy OAT?

ProSomnus SLEEP TECHNOLOGIES

Precision Prescription Transfer

Proprietary manufacturing technology enables ~7x more accurate prescription transfer

Prescription Transfer Error (in millimeters)[1]



Legacy OAT
3.7
ProSomnus
0.3

Efficacy Loss %[4]



Legacy OAT
37%
ProSomnus
3%

Titration Mechanism Innovation

Patented titration mechanism mitigates risk of efficacy loss during sleep

Efficacy Loss % with Jaw Movement due to Mechanism Design[2]



Jaw Movement During Sleep (mm)
15
0%
55%
10
0%
36%
5
0%
18%
1
0%
4%
ProSomnus
Legacy OAT

Precision Anatomical Device Design

Patented, anatomically precise, device design promotes better treatment mechanisms

Tongue Space Impact by Device (in millimeters)[3]



Legacy Oat
6.7
ProSomnus
1.5

Efficacy Loss %[4]



Legacy OAT
67%
ProSomnus
15%

Why does this matter?

ProSomnus precision OAT devices improve treatment outcomes by reducing the risk of efficacy loss; Studies suggest each 2 millimeters of error is associated with a 20% change in treatment efficacy[5]

1. Hu, J. et al. Abstract presented at 2020 AADSM meeting
2. Kato J, Isono S, Tanaka A, Wantabe T, Araki D, Tanzawa H, Dose-dependent effects of mandibular advancement on pharyngeal mechanics and nocturnal oxygenation in patients with sleep-disordered breathing. 2000 April 17, follow-on analysis
3. Hu, J. et al. Abstract presented at 2021 AADSM meeting
4. Implication of Kato, 2000, applied to prescription transfer error and difference in lingual space
5. Kato J, et al. 2000

32

STRICTLY CONFIDENTIAL

ProSomnus Was Purposefully Designed To Be Different From Other OATs

	Competitor #1	Competitor #2	Competitor #3	Competitor #4	ProSomnus Sleep Technologies
Mechanism of Action	Arbitrary Jaw Thrust	Arbitrary Jaw Thrust	Arbitrary Jaw Thrust	Jaw Expansion	Precision Jaw Repositioning
Medical Grade Material	✗	✗	✗	✗	✓
OSA Biomechanical Design	✗	✗	✗	✗	✓
Precision Manufactured	✗	✗	✗	✗	✓
Scaled Clinical Data (n > 500)	✗	✓	✓	✗	✓
AASM / AADSM[1] Recognized	✓	✓	✓	✗	✓
High Growth (+50% Rev. Growth)[2]	✗	✗	✗	✗	✓
Scaled Adoption (20k+ Patients Treated Per Year)	✗	✓	✗	✗	✓

Source: ProSomnus Management Estimates

1. American Academy of Sleep Medicine and American Academy of Dental Sleep Medicine
2. High growth defined as >50% 2020-2021 North America Product Revenue Growth

33

STRICTLY CONFIDENTIAL

The ProSomnus Product Portfolio Delivers OSA Solutions for a Variety of Patients

ProSomnus Sleep Technologies

ProSomnus's devices are preferred by patients, clinically effective and offer attractive economics to all stakeholders



ProSomnus EVO

Most Prescribed OAT Device in the United States

Next generation device made from a high performance, medical grade material



ProSomnus Iterative Advancement [IA]

The first device designed for precision OAT



ProSomnus Continuous Advancement [CA]

Precision and comfort for complex jaw alignment

Medicare



ProSomnus Precision Herbst [PH]

ProSomnus advantages for Medicare patients

In Development



ProSomnus Remote Patient Monitoring

Remote therapeutic and physiologic patient monitoring

34

STRICTLY CONFIDENTIAL

Prosomnus Purposely Designed an Oral Appliance that Addresses the Limitations of Alternative Therapies

ProSomnus SLEEP TECHNOLOGIES

ProSomnus's devices feature patented technologies that enable preferred treatment outcomes

Patented Technologies

Titration Mechanism: Iterative
Unique titration technology that enhances comfort and ease of use

Titration Mechanism: 90 Degree
Maintains prescription if patient opens mouth during sleep

Precision Prescription Transfer
Reposition jaw within 0.3 millimeters of prescription

Engineered Materials
Proprietary, engineered materials, optimized for performance

Biomechanics: Personalization
Individualize each device to match unique needs for each patient



Biomechanics: Volume
2.6x less volume in the mouth, for better adherence

Biomechanics: Lip Seal
54% more room for the lip seal, a critical aspect for successful therapy

Biomechanics: Tongue Space
78% more tongue space, a critical aspect for successful therapy

Biomechanics: True Anatomy
ProSomnus precision devices mirror the patient's dental anatomy, for comfort

All comparison in relation to legacy OAT devices[1]

1. 2020 AADSM Conference abstract

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More Patient-Friendly Alternatives and DTC Marketing Have Transformed Established Markets Before

ProSomnus Sleep Technologies

Consumers are pre-positioned to act on ProSomnus's DTC marketing in Dental / OSA market following decades of investment from peers invisalign®

- Align created a more user-friendly, effective alternative (Invisalign) to legacy orthodontic braces and experienced exponential growth and created significant value
- Invisalign has treated over 10 million patients, mainly through consumer marketing efforts and educating and training dentists

Inspire
Sleep Apnea Innovation

- Inspire is trying to convert the moderate to severe failed CPAP market; while Inspire has experienced early success, it requires an expensive surgical procedure and to date has only treated ~20k patients
- Emphasis on DTC and physician marketing initiatives, including Facebook, Google, radio and TV advertisements, to create awareness and educate patients and providers

ALIGN REVENUE & MARKET CAPITALIZATION (2001A – 2021A)[1]


($ in millions)
Market Capitalization
$51,821
$3,942
$45
2001A
2021E

INSPIRE REVENUE & MARKET CAPITALIZATION (2017A – 2021A)[2]


($ in millions)
Market Capitalization
$6,294
$233
$29
2017A
2021E

Source: Capital IQ and public filings; Market capitalizations as of December 31, 2021.
1. Invisalign Q1 2021 investor presentation
2. Market capitalization calculated based on $16 IPO pricing and ~20 million initial shares outstanding from Inspire S-1A (May 2, 2018); Inspire closed its IPO on May 3, 2018

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Incumbent Therapies Do Not Meet Continuous Physiologic (Oxygen) Monitoring Needs of Sleep Medicine

ProSomnus Sleep Technologies

ProSomnus will be the first therapy to achieve continuous physiologic monitoring

CONTINUOUS THERAPEUTIC MONITORING

Entails sensors that monitor the function and performance of therapy, but not the patient's physiologic response

- ✗ Limited value
- ✗ Not predictive of health outcomes for OSA
- ✗ Unclear reimbursement

Therapy Type	ADHERENCE	POSITION	AIRFLOW
CPAP	✓	✓	✓
Upper Airway Stimulation	✓	✗	✗
Legacy OAT	✓	✗	✗
ProSomnus (Current)	✓	✓	✗

CONTINUOUS PHYSIOLOGIC MONITORING

Entails sensors that monitor a patient's physiologic response to a therapy

- ✓ Predictive of OSA
- ✓ Reimbursement available

Therapy Type	OXYGEN	HEART RATE	PULSE RATE
CPAP	✗	✗	✗
Upper Airway Stimulation	✗	✗	✗
Legacy OAT	✗	✗	✗
ProSomnus (Q4 2022)	✓	✓	✓

TECHNOLOGY EVOLUTION OF OSA DEVICES

No Monitoring Capabilities
- ProSomnus
- Vivos
- SomnoMed
- Narval

Therapeutic Monitoring
- ProSomnus (2018)
- ResMed
- Philips Respironics
- Inspire
- SomnoMed (2023E)

Continuous Physiologic Monitoring
- ProSomnus (Q4 2022E)

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STRICTLY CONFIDENTIAL 38 Non - GAAP Adjusted EBITDA Reconciliation $ in millions FY2021A Net Income / (Loss) (6)$ (+) Foregiveness of PPP Loans (2) (+) Other Expenses (Income) 0 (+) Interest Expense 3 (+) Provision for Income Tax Expense 0 (+) Depreciation and Amortization 1 (+) DeSPAC Costs & Select Severance 0 Adjusted EBITDA (4)$ Adjusted EBITDA Margin (25%)